Exhibit 99.1

INmune Bio, Inc. Highlights INKmune™ Data Featured in NK Cells in Solid Tumors Workshop at Innate Killer Summit

INmune Bio, Inc.

INKmune™, unlike IL15 and other NK-activating cytokines, upregulates all mitochondrial survival proteins and more than 40 nutrient receptors on the NK cell to increase survival

Boca Raton, Florida, April 04, 2022 (GLOBE NEWSWIRE) -- INmune Bio, Inc. (NASDAQ: INMB) (“INMB” or “the Company”), a clinical-stage immunology company focused on developing treatments that harness the patient’s innate immune system to fight disease, today highlights key findings from the NK Cells in Solid Tumors workshop. Dr. Mark Lowdell, INmune Bio’s Chief Scientific Officer (CSO), led the workshop on the role of NK cells in treatment of solid tumors during the Innate Killer Summit in San Diego (March 30 -April 1, 2022).

The conference is widely viewed as one of the most important in translational NK cell immunotherapy.

Two consistent themes of this year’s conference were the importance of memory-like NK cells and the poor in-vivo survival of adoptively transferred allogeneic NK cells, with or without genetic modification. Strategies to improve NK cell “fitness” and improve NK cell metabolism were at the forefront. NK cell dysfunction and poor survival in the recipient and, in particular the TME may be due to damaged mitochondria – considered the “powerplants” of the cell that are essential for survival. Dr. Lowdell observed that INKmune™, unlike IL15 and other NK-activating cytokines, simultaneously upregulates all mitochondrial survival proteins and more than 40 nutrient receptors on the NK cell. These unique changes may help INKmune-primed NK cells survive and thrive in the hypoxic immunosuppressive TME. Data from patients treated with INKmune™ have shown tumor killing memory-like NK cells present in peripheral blood and bone marrow for at least 15 weeks after INKmune™ therapy and provoked a lot of discussion about whether INKmune™ can be used in combination with adoptive NK therapies to sustain the memory-like phenotype and increase survival.

“For NK cells to become relevant in the treatment of solid tumors, several problems must be solved,” said Dr. Lowdell, CSO of INmune Bio. “At the workshop, we presented how INKmune™, INmune Bio’s NK cell therapeutic, may solve these problems as demonstrated by published and unpublished pre-clinical and clinical data from the INKmune™ Phase I trial in high-risk MDS.”

Dr. Lowdell’s presentation underscored the purpose of NK cell immunotherapy for solid tumors is to kill cancer cells in the tumor microenvironment (TME). He outlined three goals for NK cell immunotherapy in treatment of solid tumors, including increasing the ability of NK cells to infiltrate the tumor; improving the ability of NK cells to survive the hostile environment of the TME; and facilitating the killing of NK resistant cancer cells. Based on available evidence, INKmune-treated NK cells appear to solve two of the three problems – survival and killing NK resistant cancers.

“A common therapeutic strategy is giving ex vivo-activated NK cells from peripheral blood which are conditioned to normal oxygen levels. Hoping that these cells track to the tumor and aren’t inhibited by the hypoxic, immunosuppressive TME does not align with our understanding of tumor biology in patients,” Dr. Lowdell posited during his talk. “Activation of tumor-resident NK cells in vivo is likely to be important for patient treatment and tumor-activated NK cells seem to be better than cytokine-primed NK cells in surviving the hostile hypoxic and immunosuppressive environment of the TME. As far as we know, INKmune™ is the only agent which can give the pleiotropic NK activating signals that improve NK function in the hostile immunosuppressive and hypoxic environment of the TME.”

Dr. Lowdell also discussed therapeutic persistence, the period of time there are adequate numbers of functional tumor killing NK cells in the circulation, most probably a key metric of therapeutic efficiency. Up-regulated mitochondrial survival and nutrient receptor proteins should contribute to therapeutic persistence by polarizing INKmune-primed NK cells to long-term survival. He presented data showing that cytokine-primed NK cells do not upregulate mitochondrial survival proteins or nutrient proteins, which may make cytokine-primed NK cells more prone to death in-vivo.

“I came away from this meeting even more convinced that INKmune™ can have a major impact in current and future NK immunotherapies in hematological and solid tumors and with a list of potential new collaborators for our future trials”, said Dr Lowdell.

Slides from Dr. Lowdell’s presentation can be reviewed by clicking here.

About INKmune™:

[INKmuneTM is a pharmaceutical-grade, replication-incompetent human tumor cell line which conjugates to resting NK cells and delivers multiple, essential priming signals akin to treatment with at least three cytokines in combination. INKmune™ is stable at -80oC and is delivered by a simple IV infusion. The INKmune:NK interaction ligates multiple activating and co-stimulatory molecules on the NK cell and enhances its avidity of binding to tumor cells; notably those resistant to normal NK-mediated lysis. Tumor-primed NK (TpNK) cells can lyse a wide variety of NK-resistant tumors including leukemias, lymphomas, myeloma, ovarian cancer, breast cancer.

About INmune Bio, Inc.

INmune Bio, Inc. is a publicly traded (NASDAQ: INMB), clinical-stage biotechnology company focused on developing treatments that target the innate immune system to fight disease. INmune Bio has two product platforms that are both in clinical trials. The DN-TNF product platform utilizes dominant-negative technology to selectively neutralize soluble TNF, a key driver of innate immune dysfunction and mechanistic target of many diseases. DN-TNF is in clinical trials to determine if it can treat cancer (INB03™), Mild Alzheimer’s disease, Mild Cognitive Impairment and treatment resistant depression (XPro). The Natural Killer Cell Priming Platform includes INKmune™ aimed at priming the patient’s NK cells to eliminate minimal residual disease in patients with cancer. INmune Bio’s product platforms utilize a precision medicine approach for the treatment of a wide variety of hematologic malignancies, solid tumors and chronic inflammation. To learn more, please visit www.inmunebio.com.

Forward Looking Statements

Clinical trials are in early stages and there is no assurance that any specific outcome will be achieved. Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations but are subject to a number of risks and uncertainties. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. INB03™, XPro1595, and INKmune™ are still in clinical trials or preparing to start clinical trials and have not been approved and there cannot be any assurance that they will be approved or that any specific results will be achieved. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the Company’s ability to produce more drug for clinical trials; the availability of substantial additional funding for the Company to continue its operations and to conduct research and development, clinical studies and future product commercialization; and, the Company’s business, research, product development, regulatory approval, marketing and distribution plans and strategies. These and other factors are identified and described in more detail in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, the Company’s Quarterly Reports on Form 10-Q and the Company’s Current Reports on Form 8-K. The Company assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.

INmune Bio Contact:

David Moss, CFO
(858) 964-3720
info@inmunenbio.com

Investor Contact:

Jason Nelson
Core IR
(301) 452-7890